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                                                  EXHIBIT 10.12

                                   Amended as of October 21, 1994

                           CERIDIAN CORPORATION
                       1990 LONG-TERM INCENTIVE PLAN
                            (1992 RESTATEMENT)

                         ARTICLE I - INTRODUCTION

     1.01 Purpose. The purpose of the 1990 Long-Term Incentive Plan (the Plan) is to advance the interests of Ceridian Corporation and its stockholders by affording officers and other key employees of the Corporation and its Subsidiaries, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, a proprietary interest in the growth and performance of the Corporation.

                         ARTICLE II - DEFINITIONS

     2.01 "Award" means the grant of any form of Stock Option, Restricted Stock Award, or any number of Business Performance Units, whether granted singly, in combination or in tandem, to a Plan Participant pursuant to the Plan on such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     2.02 "Award Agreement" means the agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to the Award.

     2.03 "Board" means, at any particular time, the then duly elected and acting directors of the Corporation.

     2.04 "Business Performance Unit" means a unit having a cash equivalent value determined on the basis of achievement by the Company, a specified Subsidiary, or a specified operating unit within the Company of economic business objectives which shall be set forth in the terms of an Award Agreement and which shall not be related to any equity security of the Corporation.

     2.05 "Committee" means the Compensation and Executive Personnel Committee of the Board (or any successor to such Committee), a Committee consisting solely of not less than three directors who are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time.

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     2.06 "Company" means the Corporation and its Subsidiaries.

     2.07 "Corporation" means Ceridian Corporation, a Delaware corporation, and any successor in interest by way of consolidation, operation of law, merger or otherwise.

     2.08 "Date of Grant" means the date an Award is approved by resolution of the Committee, or such later date as may be specified in such resolution.

     2.09 "Disability" means a condition of the Participant, resulting from illness, injury or disease, which, as determined by the Committee, causes the Participant to be unable to perform the normal duties of his employment with the Company and is reasonably expected to be of long and indefinite duration or result in death.

     2.10 "Eligible Employee" means an employee of the Company who holds a position of responsibility and whose judgment, initiative and efforts, upon recommendation by the management of the Company, in the judgment of the Committee, has contributed or can significantly contribute to the success of the Company.

     2.11 "Employment Termination Date" means the last day of full time active employment, provided that a Participant shall not be deemed to have terminated employment for any period during which he or she is on an approved disability leave of absence unless during such disability leave of absence the business unit or subsidiary in which the Participant was employed at the time the disability leave of absence commenced is divested, its operations are discontinued or it otherwise ceases to be covered by the Plan; and provided further that the Committee may, in its sole discretion, determine that a Participant has not terminated employment for purposes of the Plan for any period during which he or she is on any other type of approved leave.

     2.12 "Fair Market Value" means, with respect to shares of Stock on any particular date, the closing market price per share of the Stock as reported by the consolidated tape of the New York Stock Exchange (or such other stock exchange on which the Stock may subsequently be listed) on that date. If there are no transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

     2.13 "Participant" means an Eligible Employee to whom an Award has been made under the Plan.

     2.14 "Performance Goal" means with respect to a Business
          Performance Unit Award, a specified initial or cumulative economic business objective not related to any equity security of the corporation, the satisfaction of which shall
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          be a condition precedent to the vesting of all or a portion of that Business Performance Unit Award.

     2.15 "Performance Period" means with respect to a Business
          Performance Unit Award, the designated period set forth in an Award Agreement over which the Business Performance Units may vest.

     2.16 "Plan" means the Ceridian Corporation Long-Term Incentive Plan, as set forth herein, as the same may be from time to time amended.

     2.17 "Restricted Stock Award" means shares of Stock awarded to a Participant under Article VII of this Plan.

     2.18 "Retirement" with respect to a Participant, means the Participant's termination of employment on or after the date on which the Participant has attained the age of fifty-five (55 ).

     2.19 "Section 16(b) Participant" means a Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     2.20 "Stock" means the Corporation's Common Stock, par value
          $0.50 per share and any Preferred Stock Purchase rights attached thereto.

     2.21 "Stock Option Award" means a non-qualified stock option awarded to a Participant under Article VI of this Plan.

     2.22 "Subsidiary" means any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned by the Corporation and/or one or more Subsidiaries.

     2.23 "Year" means a calendar year.

                       ARTICLE III - ADMINISTRATION

     3.01 Administration. Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Committee shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to the following:

          (a) The Committee shall review and approve any and all Awards to be made to Eligible Employees recommended by management of the Company in accordance with and subject to the provisions of the Plan;


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          (b)  The Committee shall, subject to the provisions of the
               Plan, establish, adopt and revise such rules and procedures relating to the Plan as it may deem necessary or advisable for the administration of the Plan;

          (c)  The Committee shall determine the terms of Awards;
               provided that management of the Company shall establish both the Performance Goals and the formula for valuation of Business Performance Units in connection with Business Performance Unit Awards.

          (d) The Committee shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company, and the Participants and the respective successors-in-interest of all of the foregoing.

          (e) The Committee shall keep minutes of its meetings regarding the Plan and shall provide copies to the Board.

                    ARTICLE IV - STOCK SUBJECT TO PLAN

     4.01 Number. The total number of shares of Stock available for grants to Participants directly or indirectly under all forms of Awards under the Plan shall not exceed two million five hundred thousand (2,500,000), except to the extent adjustments are made pursuant to Section 4.03 of the Plan. Shares of Stock to be awarded may be either treasury or authorized but unissued shares.

     4.02 Unused Shares. All or any shares subject to a Restricted Stock Award or a Stock Option Award which for any reason expires or otherwise terminates may again be made subject to a Restricted Stock Award or Stock Option Award under the Plan.

     4.03 Capital Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Corporation, the
          Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall
          make adjustments, determined by the Board in its discretion to be appropriate, as to the number
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          and kind of securities subject to and reserved
          under the Plan and, in order to prevent dilution or enlargement of rights of Participants, the number, kind and, where applicable, the option exercise price, of securities subject to outstanding Awards.

          Notwithstanding the foregoing, and subject to Section 9.04 of Article IX, the Board, in its discretion, may determine that in connection with any such reorganization, merger or consolidation in which the Corporation is not the surviving corporation, either or any of the following shall occur:

          (a) subject to Section 6.03(c), all outstanding Stock Options shall be exercisable in full during the thirty calendar days preceding the effective date of such reorganization, merger or consolidation and shall then terminate and be cancelled as of such effective date;

          (b) Participants, other than Section 16(b) Participants, holding outstanding unexercised Stock Options shall receive, with respect to each share of Stock subject to such options, as of the effective date of any such reorganization, merger or consolidation, cash in an amount equal to the excess of the Fair Market Value of such shares on the day immediately preceding the effective date of such reorganization, merger or consolidation over the exercise price per share of such options.

     4.04 Limit on Individual Restricted Stock Awards.
          Notwithstanding any other provision of the Plan, the total number of shares which may be awarded to a Participant under one or more Restricted Stock Awards pursuant to the Plan shall not exceed three percent (3%) of the total number of shares of Stock initially available for award under the Plan.

                         ARTICLE V - PARTICIPATION

     5.01 Participants. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, following recommendation by management of the Company, have performed, are performing, or during the period of their Award will perform, vital services in the management, operation and development of the Company, and have significantly contributed or are significantly contributing or are expected to significantly contribute to the achievement of long-term corporate objectives. Participants may be granted from time to time one or more Restricted Stock, Business Performance Unit, or Stock Option Awards; provided, however, that the grant of each Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any
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          other Award.  Upon determination by the Committee that an
          Award is to be granted to a Participant, an Award Agreement shall be given to such person, specifying the terms, conditions, rights and duties related thereto.

                        ARTICLE VI - STOCK OPTIONS

     6.01 Grant of Stock Options. In accordance with the provisions of the Plan, the Committee shall approve following recommendation by the management of the Company, the Eligible Employees to whom Stock Option Awards shall be granted, shall determine the number of shares to be subject to each Award, the time at which the Award is to be granted, whether the Award shall be granted in exchange for the cancellation and termination of a previously granted Stock Option Award under the Plan or otherwise, the Stock Option exercise price, the Stock Option exercise period and the manner in which the Stock Option becomes exercisable, and shall fix such other provisions of the Stock Option Award as the Committee may deem necessary or desirable, all of which shall be subject to the provisions of Section 6.03. The number, terms and conditions of Stock Option Awards granted to various Participants need not be uniform. The Committee shall determine the form of Award Agreement to evidence each Stock Option Award. Each Participant shall enter into an Award Agreement with the Company with respect to the grant of each Stock Option Award.

     6.02 Option Price. The per share Stock Option exercise price to be paid by Participants shall be not less than 100 percent of the Fair Market Value of the optioned Stock on the date the Stock Option Award is granted.

     6.03 Duration and Exercise of Options.

          (a) The Stock Option exercise period shall be fixed by the Committee but in no event shall be more than ten years from the date the Stock Option Award is granted. Stock Options shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee, in its discretion, at the Date of Grant and shall be set forth in the Award Agreement, provided that, no Stock Option may be exercised prior to the date of approval of the Plan by the stockholders of the Corporation; and provided further that, unless otherwise determined by the
               Committee:

               (1) Except as otherwise provided in Section 6.03(c), upon the date of approval of the Plan by the stockholders, any Stock Option awarded prior to such approval date shall become exercisable with respect to one-sixth of the total shares subject to the Stock Option Award;
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               (2)  Except as otherwise provided in Section 6.03(c),
                    upon the January 1 following the Date of Grant of any Stock Option Award, the Stock Option shall become exercisable with respect to a total of one-third of the total shares subject to the Stock Option Award (an additional one-sixth of the total shares subject to the Award with respect to any Award granted prior to approval of the Plan by the stockholders);

               (3) Upon each succeeding January 1, the Stock Option shall become exercisable with respect to an additional one-third of the total shares subject to the Stock Option.

          (b) Notwithstanding the foregoing, the Committee may accelerate the time of exercise of any Stock Option in such cases as the Committee in its discretion may deem advisable

     .    (c)  Notwithstanding Section 4.03(a), 9.02(a) or any other provision of this Article VI, in no case shall a Stock
               Option awarded to a Section 16(b) Participant be exercisable prior to the expiration of six months after the Date of Grant, except in the case of death or Disability.

          (d) If stockholder approval of the Plan is not obtained at the Corporation's first annual meeting of stockholders following adoption of the Plan by the Board, any Stock Option Awards previously granted shall be revoked.

     6.04 Manner of Option Exercise. A Stock Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the Award Agreement, by delivering to the office of the Treasurer of the Corporation written notice of the number of shares with respect to which the Stock Option is being exercised and by paying the purchase price for the shares purchased in full. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporation's Treasurer or such alternative individual as the Treasurer shall designate in writing, and payment complying with the terms of the Plan and the Award Agreement. As soon as practicable after the effective exercise of the Stock Option, the Participant shall be recorded on the stock transfer books of the Corporation as the owner of the shares purchased and the Corporation shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership.

     6.05 Payment of Option Price. In the case of all Stock Option exercises, the purchase price shall be paid in cash; provided that the Committee may, in its discretion and
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          subject to any applicable rule or regulation adopted by the
          Committee, allow such payments to be made, in whole or in part by transfer from the Participant to the Corporation of previously acquired shares of Stock. The Stock so transferred shall be valued at the Fair Market Value on the day immediately preceding the effective date of exercise. For purposes of this Section 6.05, "previously acquired shares" shall include shares of Stock that are already owned by the Participant at the time of exercise and shall not include shares of Stock that are to be acquired pursuant to the exercise of the Stock Option concerned. No Stock Option shall be exercisable except in respect of whole shares.

     6.06 Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Stock covered by a Stock Option Award until the Participant shall have become the holder of record of such shares, and except as provided in Section 4.03, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

                   ARTICLE VII - RESTRICTED STOCK AWARDS

     7.01 Grant of Restricted Stock Awards. In accordance with the provisions of the Plan, the Committee shall approve following recommendation by the management of the Company, the Eligible Employees to whom Restricted Stock Awards shall be granted, shall determine the number of shares to be subject to each Restricted Stock Award, the time at which the Restricted Stock Award is to be granted, the manner in which restrictions on the transferability of shares of Stock represented by the Award will lapse, and subject to the provisions of Section 7.03, shall fix such other provisions of the Restricted Stock Award as the Committee may deem necessary or desirable. The number, terms and conditions of Restricted Stock Awards granted to various Participants need not be uniform. The Committee shall determine the form of Award Agreement to evidence each Restricted Stock Award. Each participant shall enter into an Award Agreement with the Company with respect to the grant of each Restricted Stock Award.

     7.02 Restrictions on Transfer. The shares of Stock awarded pursuant to a Restricted Stock Award shall be subject to the following restrictions:

          (a) No such share may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, and until the Plan shall have been approved by the stockholders of the Corporation. In the event stockholder approval of the Plan is not obtained at the Corporation's first annual meeting of stockholders following adoption of the Plan by the
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               Board, any Awards previously granted shall be revoked
               and the shares of Stock awarded pursuant thereto shall be forfeited to the Corporation.

          (b) No such share may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that restrictions shall have lapsed in accordance with the Plan and the Award Agreement.

          (c) No shares awarded under a Restricted Stock Award which remain subject to the restrictions of Subsections (a) or (b) of this Section 7.02 shall be evidenced by stock certificates. Until such time as these restrictions lapse, ownership of such shares shall be evidenced by means of a book entry in the name of the applicable Participant in the stock ledger of the Corporation. Upon written notification to the Registrar by the Corporation of the lapsing of restrictions with respect to all or part of the shares under a Participant's Restricted Stock Award, a Stock certificate evidencing such unrestricted shares shall be issued in the name of the Participant.

     7.03 Lapsing of Restrictions. The Committee shall determine, with respect to each Restricted Stock Award, the times and extent to which restrictions on the transferability of shares under a Restricted Stock Award shall lapse, which schedule shall be set forth in the Award Agreement, provided that, unless otherwise determined by the Committee, restrictions will lapse during the period of a Participant's employment with the Company in accordance with the following schedule:

          (a)  except as otherwise provided in Subsection (c) of this
               Section 7.03, restrictions on twenty-five percent of the total number of shares under the Award shall lapse on the January 1 immediately following the Date of Grant;

          (b) restrictions on twenty-five percent of the total number of shares under the Award shall lapse on each succeeding January 1 thereafter.

          (c) notwithstanding any other provision of this Article VII, restrictions on the transferability of shares awarded to a Section 16(b) Participant shall not lapse prior to the expiration of six months after the effective date of the Restricted Stock Award, except in the case of death or Disability.

     7.04 Modification of Lapsing Schedule. Subject to the provisions of Section 7.03(c), the Committee may, in its sole discretion, modify the rate at which restrictions on
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          transferability of shares under a Restricted Stock Award
          shall lapse. Any such modification shall apply only to those shares of Stock which are restricted as of the effective date of the modification, and shall be reflected in a resolution adopted by the Committee and, if deemed appropriate by the Committee, in an amendment to any Award Agreement with respect to which it applies.

                 ARTICLE VIII - BUSINESS PERFORMANCE UNITS

     8.01 Grant of Business Performance Units. In accordance with the provisions of the Plan, the Committee shall: (i) approve, following recommendation by the management of the Company, the Eligible Employees to whom Business Performance Unit Awards shall be granted, (ii) determine the number of Business Performance Units to be subject to each Award and the time at which the Business Performance Unit Award is to be granted, and (iii) fix such other provisions of the Business Performance Unit Award as the Committee may deem necessary or desirable. The number, terms and conditions of Business Performance Unit Awards granted to various Participants need not be uniform. The Committee shall determine the form of Award Agreement to evidence each Business Performance Unit Award. Each participant shall enter into an Award Agreement with the Company with respect to the grant of each Business Performance Unit Award.

     8.02 Vesting of Business Performance Units.  Each Business
          Performance Unit Award Agreement shall set forth:

          (a) the Performance Period over which Business Performance Units may vest;

          (b) the initial and cumulative Performance Goals which must be satisfied prior to vesting of any portion of the Business Performance Units represented by the Award;

          (c)  the vesting schedule with respect to the Business
               Performance Units, which, unless otherwise determined by the Committee, shall be as follows:

               (i) upon the completion of the first full calendar year of the Performance Period and the attainment of the initial threshold Performance Goal, twenty-five percent (25%) of the total number of Business Performance Units comprising the Participant's Award shall vest and become immediately payable to the Participant in accordance with Sections 8.03 and 8.04. In the event such initial Performance Goal is not satisfied, said number of Business Performance Units awarded shall be immediately forfeited and henceforth no longer eligible for vesting and payment to the Participant.

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               (ii) upon completion of the second full calendar year
                    of the Performance Period and attainment of the cumulative threshold Performance Goal for that two year period, twenty-five percent (25%) of the total number of Business Performance Units comprising the Participant's Award shall vest and become immediately payable to the Participant in accordance with Sections 8.03 and 8.04. In the event such cumulative Performance Goal is not satisfied, said number of Business Performance Units awarded shall be immediately forfeited and henceforth no longer eligible for vesting and payment to the Participant.

               (iii)upon completion of the third full calendar year of
                    the Performance Period and attainment of the cumulative threshold Performance Goal for that three year period, fifty percent (50%) of the total number of Business Performance Units comprising the Participant's Award shall vest and become immediately payable to the Participant in accordance with Sections 8.03 and 8.04. In the event such cumulative Performance Goal is not satisfied, said number of Business Performance Units awarded shall be immediately forfeited and henceforth no longer eligible for vesting and payment to the Participant.

     8.03 Valuation of Business Performance Units. The dollar value of each individual Business Performance Unit which becomes vested and payable to a Participant shall be determined on the basis of the graduated valuation scale set forth in the Award Agreement in accordance with the corresponding threshold, target, superior and exceptional Performance Goals.

     8.04 Payment of Business Performance Unit Awards. Business Performance Units which have vested shall be paid to the Participant in cash, within sixty calendar days after the determination of the attainment of the applicable Performance Goal. Any payment to be made to a Participant hereunder shall be subject to applicable federal and state wage withholding requirements.

                      ARTICLE IX - CHANGE OF CONTROL

     9.01 Definitions. For purposes of this Article IX, the following definitions shall be applied:

          (a) "Change of Control" shall mean any of the following events:

               (1) a merger or consolidation to which the Corporation is a party if the individuals and entities who
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                    were stockholders of the Corporation immediately
                    prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

               (2) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of securities of the Corporation representing twenty-five percent (25%) or more of the total combined voting power of the Corporation's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert; or [Amended as of October 21, 1994]

               (3) the sale of the properties and assets of the Corporation substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Corporation; or

               (4) the stockholders of the Corporation approve any plan or proposal for the liquidation of the Corporation; or

               (5) a change in the composition of the Board at any time during any consecutive twenty-four (24) month period such that the "Continuity Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either:

                    (i)  were directors at the beginning of such
                         consecutive twenty-four (24) month period; or

                    (ii) were elected by, or on the nomination or
                         recommendation of, at least a two-thirds
                         (2/3) majority of the then-existing Board of Directors.

          (b) "Change of Control Action" shall mean any payment (including any benefit or transfer of property) in the nature of compensation, to or for the benefit of a Participant under any arrangement, which is considered to be contingent on a Change of Control for purposes of
               Section 280G of the Internal Revenue Code. As used in this definition, the term "arrangement" includes, without limitation, any agreement between a Participant and the Company and any and all of the Company's
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               salary, bonus, incentive, restricted stock, stock
               option, compensation or benefit plans, programs or arrangements, and shall include this Plan.

          (c) "Change of Control Termination" shall mean, with respect to a Participant, any of the following events occurring within two (2) years after a Change of
               Control:

               (1) Termination of the Participant's employment by the Company for any reason, with or without cause, except for conduct by the Participant constituting
                    (i) a felony involving moral turpitude under either federal law or the law of the state of the Corporation's incorporation or (ii) the Participant's willful failure to fulfill his employment duties with the Company; provided that for purposes of this clause (ii), an act or failure to act by the Participant shall not be "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company; or

               (2) Termination of employment with the Company by the Participant for Good Reason. A Change of Control Termination shall not include a termination of employment by reason of death, Disability or Retirement.

          (d) "Good Reason" shall mean a good faith determination by the Participant, in the Participant's sole and absolute judgment, that any one or more of the following events has occurred, without the Participant's express written consent, after a Change of Control:

               (1)  A change in the Participant's reporting
                    responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Participant from, or any failure to re-elect the Participant to, any of such positions, which has the effect of diminishing the Participant's responsibility or authority; or

               (2) A reduction by the Company in the Participant's base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter; or

               (3) The Company requiring the Participant to be based anywhere other than within twenty-five (25) miles of the Participant's job location at the time of the Change of Control; or

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               (4)  Without replacement by a plan, program or
                    arrangement providing benefits to the Participant equal to or greater than those discontinued or adversely affected:

                    (a) the failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which the Participant is participating immediately prior to a Change of Control; or

                    (b) the taking of any action by the Company that would adversely affect the Participant's participation or materially reduce the Participant's benefits under any of such plans, programs or arrangements; or

               (5) The taking of any action by the Company that would materially adversely affect the physical conditions existing at the time of the Change of Control in or under which the Participant performs his employment duties; or

               (6) If the Participant's primary employment duties are with a Subsidiary of the Corporation, the sale, merger, contribution, transfer or any other transaction in conjunction with the Corporation's ownership interest in such Subsidiary decreases below the level specified in Section 2.21; or

               (7) Any material breach by the Company of any employment agreement between the Recipient and the Company or a Subsidiary.

          (e) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 as from time to time amended.

     9.02 Acceleration of Vesting/Put Option.  Subject to the
          "Limitation on Change of Control Compensation" contained in
          Section 9.03, in the event of a Change of Control
          Termination with respect to a Participant, and without further action of the Board, Committee or otherwise:

          (a) subject to Section 6.03(c), each Stock Option granted to such Participant pursuant to this Plan shall become immediately exercisable in full and shall remain exercisable until expiration of the option according to its terms;

          (b)  subject to Section 7.03(c), all restrictions with
          respect to each Restricted Stock Award granted to such
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          Participant shall immediately lapse and be of no further
          force or effect.

          (c) within thirty days following the Change of Control Termination, the Participant may, by written election delivered to an officer of the Corporation, require the Corporation to purchase, within five days following delivery of the election, the shares of the Participant's Stock with respect to which restrictions have lapsed in accordance with clause (b) of this Section 9.02, at a price equal to the Fair Market Value of such shares of Stock on the day prior to the Change of Control; provided that, the election described in this clause (c) shall be null and void in the event that:

               (i) the honoring of such election by the Corporation would constitute a default by the Company under any material contract (including, but not limited to, its public debt indenture covenants or bank debt covenants) as in existence on the day immediately preceding the Change of Control; and

               (ii) the Corporation has exercised all reasonable
                    efforts to take such actions (including, but not limited to, the issuance of additional stock) as are necessary and practicable to avoid having the honoring of such election constitute a default.

               and further provided that, if a Participant is a
               Section 16(b) Participant and if the Change of Control Termination occurs within the six-month period following the later of the Participant's most recent purchase of Stock which is subject to Section 16(b) of the 1934 Act or the grant of the Applicable Restricted Stock Award, then the Participant shall be entitled to deliver the written election specified herein within thirty days following the expiration of such six-month period, and the thirty-five day period referenced in clause (d) shall commence upon the expiration of such six-month period. For purposes of this Section 9.02(c), a "purchase of Stock which is subject to
               Section 16(b) of the 1934 Act" shall be deemed to include the establishment of or increase in a call equivalent position or the liquidation of or decrease in a put equivalent position with respect to such Stock.

          (d) To the extent a Participant has not sold shares of Stock to the Corporation pursuant to Subsection (c) above, certificates for such shares of Stock, with no restrictive language, shall be delivered to the Participant within thirty-five days following the Change of Control Termination.

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     9.03 Limitation on Change of Control Compensation.  A Participant
          shall not be entitled to receive any Change of Control
          Action which would, with respect to the Participant, constitute a "parachute payment" for purposes of Section
          280G of the Internal Revenue Code. In the event any Change of Control Action would, with respect to the Participant, constitute a "parachute payment," the Participant shall have the right to designate those Change of Control Action(s) which would be reduced or eliminated so that the Participant will not receive a "parachute payment."

     9.04 Limitations on Committee's and Board's Actions. Prior to a Change of Control, the Participant shall have no rights under this Article IX, and the Board shall have the power and right, within its sole discretion by a resolution adopted by a two-thirds majority (consisting of at least five directors) to rescind, modify or amend this Article IX without any consent of the Participant; provided, however, that the Board shall not have the right to make any change in the Plan which would constitute a "modification" within the meaning of Section 425(h) of the Internal Revenue Code. In all other cases, and notwithstanding the authority granted to the Committee or Board to exercise discretion in interpreting, administering, amending or terminating this Plan, neither the Committee nor the Board shall, following a Change of Control, have the power to exercise such authority or otherwise take any action which is inconsistent with the provisions of this Article IX.

              ARTICLE X - EFFECT OF TERMINATION OF EMPLOYMENT

     10.01 Termination of Employment Due to Death. In the event a Participant's employment by the Company is terminated by reason of death:

          (a) all outstanding Stock Options shall become immediately exercisable in full and remain exercisable for the life of the Stock Option;

          (b) restrictions on the transferability of shares of Stock represented by a Restricted Stock Award shall fully lapse.

          (c)  A fraction of the Business Performance Units which
               would otherwise vest upon attainment of the applicable Performance Goal on the January 1 following the date of termination of employment will vest on such January 1 in the event the applicable goal is attained. The numerator of the fraction of Business Performance Units that will vest will be the number of full months of employment completed by the Participant in the year of death and the denominator will be 12. Any remaining Business Performance Units under the Award not vested will be forfeited.
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     10.02     Termination of Employment For Any Other Reason.  Except
               as otherwise provided in Article IX, in the event that a Participant's employment by the Company is terminated for any reason other than the Participant's death:

          (a) all rights of the Participant under any Stock Option Award not yet exercisable as of the Employment Termination Date shall be forfeited in full; provided that, the Committee may, in its sole discretion, provide for exercisability of any rights under the Stock Option not yet exercisable in full or in part as it may determine; and the Participant shall have ninety days following the Employment Termination Date to exercise the Option to the extent that the Participant was entitled to exercise it as of the Employment Termination Date (but in no event after it expires);

          (b) the Participant shall forfeit any shares of Stock under a Restricted Stock Award with respect to which restrictions on the transferability of the shares have not lapsed as of the Employment Termination Date; provided that, the Committee may, in its sole discretion, grant such additional lapsing of such restrictions as it may determine; and

          (c) A fraction of the Business Performance Units which would otherwise vest upon attainment of the applicable Performance Goal on the January 1 following the date of termination of employment will vest on such January 1 in the event the applicable goal is attained. The numerator of the fraction of Business Performance Units that will vest will be the number of full months of employment completed by the Participant in the year of termination of employment and the denominator will be 12; provided that, in the event of a voluntary termination, all Business Performance Units not vested as of the termination date will be forfeited upon termination. In all other cases, non-vested Business Performance Units as of the January 1 following the termination date will be forfeited.

        ARTICLE XI - RIGHTS OF ELIGIBLE EMPLOYEES AND PARTICIPANTS

     11.01 Relationship to Employment. Nothing contained in the Plan, nor in any Award granted pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the Participant's employment at any time.

     11.02 Nontransferability of Award. No Award granted under the Plan or any shares of Stock or Stock Options forming a part thereof shall be transferable by the
                                    17








               Participant, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to so do shall void the Award. A Stock Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or other legal representative.


           ARTICLE XII - AMENDMENT, MODIFICATION, OR TERMINATION

     12.01 Authority to Amend and Procedure. Subject to the provisions of Article IX, the Board or the Committee may, at any time and without further action on the part of the stockholders of the Corporation, terminate this Plan or make such amendments thereto as it deems advisable and in the best interests of the Company; provided that, no such termination or amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to an Award already granted; and further provided that, unless the stockholders of the Corporation shall have approved the same, no amendment shall, either directly or indirectly:

          (a) increase the total number of shares of Stock that may be awarded under this Plan to all Participants, except for adjustments described in Section 4.03 of this Plan;

          (b) withdraw the administration of the Plan from the Committee;

          (c) permit any person, while a member of the Committee, to be eligible to participate in this Plan; or

          (d) permit any person who has theretofore received a Restricted Stock Award or Stock Option Award under this Plan or any person who is not a disinterested person to become a member of the Committee.

                   ARTICLE XIII - EFFECTIVE DATE OF PLAN

     13.01 Effective Date of Plan. The Plan shall be deemed effective upon its adoption by the Board; subject, however, to the approval of the stockholders of the Corporation at the first annual meeting of the stockholders of the Corporation following adoption of the Plan by the Board; and provided further that in the event the Plan is not approved by the stockholders of the Corporation, the provisions of Article VIII and any other applicable provisions (solely to the extent they relate to Article VIII) shall continue in full force and effect. Stock Option and Restricted Stock Awards may be granted under the Plan prior to stockholder approval if the grant is made subject to stockholder
                                    18








               approval of the Plan. Business Performance Unit Awards may be granted under the Plan immediately upon adoption of the Plan by the Board.

     13.02 Duration of the Plan. The Plan shall terminate at midnight on December 31, 1994, except as to Awards previously granted and outstanding under the Plan at that time and no Awards shall be granted after that time. The Plan may be abandoned or terminated at any earlier time by the Board or the Committee, except with respect to any Awards then outstanding under the Plan.

                     ARTICLE XIV - GENERAL PROVISIONS

     14.01 Construction and Headings. The headings of the Articles, Sections and their subparts in the Plan are for the convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article, Section or subpart.

     14.02 Governing Law. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Minnesota, without regard to the conflict of laws provisions of any jurisdiction.

     14.03 Successor and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations hereunder; provided, however, that this provision shall not apply with respect to the successors or assigns of a Subsidiary in the event that, prior to a Change of Control the Subsidiary is sold, merged, contributed or in any other manner transferred or for any other reason ceases to be a Subsidiary of the Corporation.

     14.04 Survival of Provisions. The rights, remedies, agreements, obligations and covenants of the parties contained in or made pursuant to the Plan, any Award Agreement and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of a Stock Option, shall survive the execution and delivery of such notices and agreements and the exercise of any Stock Option, the payment of the Stock Option exercise price and the delivery and receipt of the Stock Option shares, and shall remain in full force and effect.
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     14.05     Absence of Liability of Directors and Committee
               Members. No member of the Board of Directors or of the Committee shall be liable, with respect to this Plan, for any act, whether of commission or omission, taken by any other member or officer, agent, or employee of the Company nor, except in circumstances involving such person's own bad faith, for anything done or omitted to be done by such person in connection with this Plan.

     14.06     Withholding Taxes.  The Company is entitled to:

          (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing from the Participant to the Company or any Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the Participant's exercise of a Stock Option or the lapse of restrictions on a Restricted Stock Award or otherwise incurred with respect to any other provisions of the Plan; or

          (b) require the Participant promptly to remit the amount of such tax requirements to the Company before acting on the Participant's notice of exercise of a Stock Option or before taking any further action with respect to the Stock Option or the issuance of any certificate with respect to any shares awarded under a Restricted Stock Award or a Stock Option Award.






















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